Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

June 8, 2026

XOMA Royalty Holdings Corporation

200 Powell Street, Suite 310

Emeryville, California 94608

To the addressee set forth above:

We have acted as local Nevada counsel to XOMA Royalty Holdings Corporation, a Nevada corporation (the “Company”), in connection with the issuance by the Company of (i) up to 17,678,742 shares (the “Common Shares”) of the Company’s common stock, par value $0.0075 per share (the “Common Stock”), issuable in connection with the conversion of shares of common stock, par value $0.0075 per share (“Parent Common Stock”), of XOMA Royalty Corporation, a Nevada corporation (“Parent”), into shares of Common Stock pursuant to the Reorg Merger Agreement (as defined below), (ii) warrants to purchase up to 131,177 shares of Common Stock (the “Warrant Shares”), issuable in connection with the assignment by Parent and assumption by the Company of the Company Warrants (as defined in the Principal Merger Agreement (as defined below)) pursuant to the Reorg Merger Agreement, and (iii) up to 2,595,506 shares of Common Stock (the “Award Shares”, and together with the Common Shares and the Warrant Shares, the “Shares”) issuable upon exercise or vesting, as applicable, of the relevant Assumed Equity Awards (as defined below) assigned by Parent and assumed by the Company in connection with the Reorg Merger Agreement, all as more fully described in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-296211) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being delivered at your request pursuant to the requirements of item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and registration of the Shares as contemplated by the Principal Merger Agreement and the Reorg Merger Agreement (collectively, the “Merger Agreements”) and as described in the Registration Statement. For purposes of this opinion letter, and except as to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Merger Agreements and the Registration Statement.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise, identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) an executed copy of the Agreement and Plan of Merger, dated as of April 27, 2026, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation, Flex Merger Sub, Inc., a Nevada corporation, the Company and Parent, as amended

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XOMA Royalty Holdings Corporation

June 8, 2026

to date, filed as Exhibits 2.1(a) and 2.1(b) to the Registration Statement (the “Principal Merger Agreement”), (iii) the form of Agreement and Plan of Merger, by and among the Company, Parent and XRH Merger Sub, Corp., a Nevada corporation, filed as Exhibit 2.2 to the Registration Statement (the “Reorg Merger Agreement”), (iv) the Company Warrants to be assumed by the Company in connection with the transactions contemplated by the Reorg Merger Agreement (collectively, the “Assumed Warrants”), (v) the Company Stock Plans (as defined in the Principal Merger Agreement), the XOMA Corporation Amended 2015 Employee Stock Purchase Plan (the “2015 Plan”) and the XOMA Royalty Corporation 2026 Employee Stock Purchase Plan (together with the 2015 Plan, the “Parent ESPPs”) to be assumed by the Company in connection with the transactions contemplated by the Reorg Merger Agreement (collectively, the “Assumed Equity Plans”), (vi) the forms of the Company Stock Options, Company RSUs and Company PSUs (each as defined in the Principal Merger Agreement) under the Company Stock Plans (collectively, the “Parent Equity Awards”) to be assumed by the Company in connection with the transactions contemplated by the Reorg Merger Agreement (collectively, the “Assumed Equity Awards”), (vii) the Company’s articles of incorporation and bylaws, and (viii) such other agreements, instruments and documents, or forms thereof, and such corporate records (including, without limitation, resolutions authorized and adopted by the Company’s board of directors and any committee thereof and by the Company’s stockholders), as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the Reorg Merger Agreement will be duly executed and delivered by each party thereto in substantially the form thereof filed as Exhibit 2.2 to the Registration Statement; (ii) the Principal Merger Agreement will have been approved by the requisite vote of the stockholders of Parent prior to the Reorg Effective Time (as defined in the Reorg Merger Agreement); (iii) Parent has validly adopted, authorized and approved the Company Warrants, Company Stock Plans and Parent ESPPs, the issuance of all Parent Equity Awards, and the reservation and issuance of all shares of Parent Common Stock underlying the foregoing; (iv) all Parent Equity Awards issued by Parent have been duly executed by Parent in substantially the forms provided to us by the Company and certified to us by an officer of the Company; (v) Parent’s board of directors has validly authorized or, at the Reorg Effective Time, will have validly authorized the issuance of all issued and outstanding shares of Parent Common Stock; (vi) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (vii) the obligations of each party to any documents we have reviewed are or will be such party’s valid and binding obligations, enforceable in accordance with their respective terms; (viii) each natural person executing a document has, or will have, sufficient legal capacity to do so; (ix) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (x) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement, or otherwise (including pursuant to the Merger

XOMA Royalty Holdings Corporation

June 8, 2026

Agreements, the Assumed Warrants and the Assumed Equity Plans), will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; and (xi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Common Shares have been duly authorized by the Company, and if, when and to the extent any Common Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Merger Agreements, and as described in the Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized by the Company, and if, when and to the extent any Warrant Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Merger Agreements and the Assumed Warrants, including due and proper exercise of the Assumed Warrants and payment in full to the Company of all consideration required thereunder, and as described in the Registration Statement, such Warrant Shares will be validly issued, fully paid and nonassessable.

3. The Award Shares have been duly authorized by the Company, and if, and to the extent any Award Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Merger Agreements and the relevant Assumed Equity Plans, including payment in full to the Company of all consideration required thereunder, and as described in the Registration Statement, such Award Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the date hereof. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

XOMA Royalty Holdings Corporation

June 8, 2026

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP